UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1108930
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Block D

Iveagh Court

Harcourt Road

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

ALLEGION US HOLDING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2483885
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11819 North Pennsylvania Street,

Carmel, Indiana 46032

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.411% Senior Notes due 2032 (and the guarantee with respect thereto)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-225019-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Allegion US Holding Company Inc. (the “Company”) and Allegion plc (the “Guarantor” and, together with the Company, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated June 7, 2022 (the “Prospectus Supplement”), to a prospectus, dated April 14, 2021 (the “Base Prospectus”), contained in the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-255225), filed with the Commission by the Registrants on April 14, 2021 (the “Registration Statement”). The Prospectus Supplement relates to the $600,000,000 aggregate principal amount of 5.411% Senior Notes due 2032 (the “Notes”) issued by the Company. The Notes are fully and unconditionally guaranteed by the Guarantor.

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the Notes contained under the heading “Description of the Debt Securities” in the Base Prospectus and under the heading “Description of the Notes” in the Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 2, 2017, among Allegion plc, Allegion US Holding Company Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to the Guarantor’s Current Report on Form 8-K (File No. 001-35971) filed with the Commission on October 2, 2017).

4.2	Fourth Supplemental Indenture, dated as of June 22, 2022, among Allegion US Holding Company Inc., as issuer, Allegion plc, as guarantor, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Guarantor’s Current Report on Form 8-K (File No. 001-35971) filed with the Commission on June 22, 2022).

4.3	Form of 5.411% Senior Notes due 2032 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date: June 22, 2022

Allegion plc

By:	/s/ Michael J. Wagnes
Name: Michael J. Wagnes
Title: Senior Vice President and Chief Financial Officer

Allegion US Holding Company Inc.

By:	/s/ Michael J. Wagnes
Name: Michael J. Wagnes
Title: Senior Vice President and Chief Financial Officer